UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
June 25, 2025
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
John Wiley & Sons, Inc. (the “Company”) issued a press release today, June 30 2025, announcing that on June 25, 2025, the Board of Directors (the “Board”) elected Katya D. Andresen, to join the Board effective June 27, 2025. Prior to her appointment and pursuant to Article III, Section 1 of the Bylaws, the Board increased the number of Directors constituting the entire Board from nine (9) to ten (10). Further, the Board has determined that Ms. Andresen is “independent” pursuant to the rules of the New York Stock Exchange ("NYSE") and other governing laws and applicable regulations. While the Board has yet to appoint Ms. Andresen to a committee, it is anticipated she will join the Executive Compensation and Development Committee.

As a non-employee director of the Company, Ms. Andresen is eligible to participate in the Company’s non-employee director compensation program, pursuant to which she will receive an (i) annual cash retainer of $85,000, and (ii) annual award of restricted Class A Common Stock equal to $130,000, with the amount of shares granted based on the stock price of the Company’s Class A Common Stock at the close of the NYSE on the date of grant. Pursuant to the Company’s 2022 Omnibus Stock and Long-Term Incentive Plan (the “Plan”), such restricted shares granted vest on the earliest of (i) the day before the next Annual Meeting following the grant, (ii) the non-employee director’s death or disability, or (iii) a Change in Control. Ms. Andresen is eligible to participate and may defer all or a portion of her annual cash retainer fees and annual stock award. Ms. Andresen is also eligible to participate in the Company’s Matching Gift Program.

There were no arrangements or understandings between Ms. Andresen and any other persons pursuant to which Ms. Andresen was selected as a director. Ms. Andresen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01. Other Events
The Company issued a press release on Thursday, June 26, 2025 announcing that it has raised its quarterly cash dividend to $0.355 per share, payable on July 24, 2025, to shareholders of record of Class A and Class B Common Stock as of July 8, 2025. The quarterly dividend is equivalent to an annual dividend of $1.42 per share, an increase from $1.41 per share in Fiscal 2025. It is the Company’s 32nd consecutive annual increase.

The Company also announced that its Board has approved a $250 million share repurchase authorization, an increase from the 2020 authorization of $200 million. In Fiscal 2025, the Company allocated $76 million and $60 million to dividends and share repurchases, respectively.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being “furnished” pursuant to Item 8.01 of Form 8-K, and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are being “furnished” as part of this Current Report on Form 8-K:
Exhibit No. Description

99.1 - Press release dated June 26, 2025 announcing the dividend increase and share repurchase authorization.

99.2 - Press release dated June 30, 2025 announcing Ms. Andresen to the Board.
104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

Dated: June 30, 2025